UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 21, 2025

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to the BNP Funding Facility

On October 21, 2025 (the “Amendment Effective Date”), Ares Strategic Income Fund (the “Fund”) and ASIF Funding III, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), entered into the First Amendment to the Revolving Credit and Security Agreement and Termination Agreement (the “BNP Funding Facility Amendment”), by and among the Borrower, BNP Paribas (“BNP”), as administrative agent and lender, the Fund, as equityholder and servicer, and U.S. Bank Trust Company, National Association (“U.S. Bank”), as collateral agent, to amend the Revolving Credit and Security Agreement, dated as of November 26, 2024 (as amended, the “BNP Funding Facility”), by and among the Borrower, the Fund, as equityholder and servicer, the lenders from time to time parties thereto, BNP, as administrative agent, and U.S. Bank, as collateral agent.

The BNP Funding Facility Amendment, among other things, (a) increased the aggregate commitments under the BNP Funding Facility from $500 million to $1 billion; (b) extended the reinvestment period for the BNP Funding Facility from November 26, 2027 to October 21, 2028; (c) extended the stated maturity date for the BNP Funding Facility from November 26, 2028 to October 21, 2029; and (d) adjusted the interest rate charged on the BNP Funding Facility from (x) Secured Overnight Financing Rate (“SOFR”) plus a margin of (i) 1.40% during the reinvestment period and (ii) 2.40% following the reinvestment period to (y) SOFR plus a margin of (i) 1.30% during the reinvestment period and (ii) 2.30% following the reinvestment period. In addition, pursuant to the BNP Funding Facility Amendment, among other fees, the Borrower is required to pay, from and after the three-month anniversary of the Amendment Effective Date, a commitment fee of up to 0.70% per annum on any excess unused portion of the BNP Funding Facility. The other terms of the BNP Funding Facility remained materially unchanged.

Borrowings under the BNP Funding Facility are subject to the BNP Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the BNP Funding Facility Amendment and is qualified in its entirety by reference to the copy of the BNP Funding Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	First Amendment to the Revolving Credit and Security Agreement and Termination Agreement, dated as of October 21, 2025, among ASIF Funding III, LLC, as borrower, BNP Paribas, as administrative agent and lender, Ares Strategic Income Fund, as equityholder and servicer, and U.S. Bank Trust Company, National Association, as collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: October 23, 2025

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer